Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	jconnor@executiveboard.com	www.exbd.com

The Corporate Executive Board Company Reports Second Quarter Results and

Raises 2012 Non-GAAP Diluted Earnings Per Share and Adjusted EBITDA Guidance

Revenue Growth of 15.5%, Contract Value Growth of 12.2%

Arlington, Virginia—(July 30, 2012)—The Corporate Executive Board Company (“CEB” or the “Company”) (NYSE: EXBD) today announces financial results for the second quarter and six months ended June 30, 2012. Revenues increased 15.5% to $135.7 million for the second quarter of 2012 from $117.5 million for the second quarter of 2011. Income from continuing operations for the second quarter of 2012 was $14.8 million, or $0.44 per diluted share, compared to $11.0 million, or $0.31 per diluted share, for the same period of 2011. Adjusted net income was $16.1 million and non-GAAP diluted earnings per share was $0.48 in the second quarter of 2012 compared to $11.0 million and $0.31 for the same period of 2011, respectively.

For the first six months of 2012, revenues were $264.2 million, a 14.3% increase from $231.1 million for the first six months of 2011. Income from continuing operations for the first six months of 2012 was $30.3 million, or $0.90 per diluted share, compared to $23.0 million, or $0.66 per diluted share, for the same period of 2011. Adjusted net income was $31.9 million and non-GAAP diluted earnings per share was $0.95 in the second quarter of 2012 compared to $23.0 million and $0.66 for the same period of 2011, respectively.

Contract Value at June 30, 2012 increased 12.2% to $512.7 million compared to $456.8 million at June 30, 2011. Wallet retention rate at June 30, 2012 was 100% compared to 103% at June 30, 2011. Contract Value per member institution increased 2.1% at June 30, 2012 to $86,756 from $84,942 at June 30, 2011.

“Our solid second quarter results reflect our focus on delivering value to members and put us on pace to exceed our prior earnings outlook for 2012,” said Thomas Monahan, Chairman and Chief Executive Officer. “This favorable momentum provides a helpful backdrop as we move towards closing and integrating the SHL acquisition. Looking forward, we continue to see tremendous opportunities as organizations around the world seek to manage human capital with the same rigor and analytic depth that they use to manage other vital corporate assets. By linking CEB’s insight into the drivers of corporate, functional, and individual performance with SHL’s deep resources on people and talent, we will be able to help the combined organization’s more than 10,000 customers unlock the full potential of their organizations.”

“We are also pleased to announce the changing of our stock ticker symbol to CEB,” he said, “which supports our efforts to drive greater brand awareness in the market place.”

OUTLOOK FOR 2012

The Company reaffirms its 2012 annual guidance of Revenues of $535 to $555 million and capital expenditures of $12 to $15 million and raises its 2012 annual guidance as follows: Non-GAAP diluted earnings per share of $1.90 to $2.05; an Adjusted EBITDA margin of between 24.0% and 25.0%; and Depreciation and amortization expense of $21 to $23 million. The outlook does not include the impact of the SHL acquisition which is expected to close on August 2, 2012. The Company expects to update its outlook to reflect SHL post-acquisition operating results in connection with its third quarter 2012 earnings release.

NEW TICKER SYMBOL

The Company is scheduled to change its New York Stock Exchange (“NYSE”) ticker symbol and begin trading under the ticker symbol “CEB” effective August 13, 2012. The change is being made because “CEB” more closely aligns with the Company’s brand recognition. The Company’s common stock has traded on the NYSE under the ticker symbol “EXBD” since August 2010. Prior to that, the Company’s common stock was traded on the NASDAQ under the ticker symbol “EXBD” since the Company’s initial public offering in February 1999.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying tables, as well as earnings discussions, include a discussion of Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as net income before loss from discontinued operations, net of provision for income taxes; interest income, net; depreciation and amortization; provision for income taxes; acquisition related costs; costs associated with exit activities; restructuring costs; and gain on acquisition. The term “Adjusted net income” refers to net income before loss from discontinued operations, net of provision for income taxes and excludes the after tax effects of acquisition related costs, costs associated with exit activities, restructuring costs, and gain on acquisition. “Non-GAAP diluted earnings per share” refers to diluted earnings per share before the per share effect of loss from discontinued operations, net of provision for income taxes and excludes the after tax per share effects of acquisition related costs, costs associated with exit activities, restructuring costs, and gain on acquisition.

We believe that Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share are relevant and useful supplemental information for our investors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with Adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of Operating profit, which includes depreciation and amortization.

These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$14,765	$10,344	$30,326	$21,698
Loss from discontinued operations, net of provision for income taxes	—	612	—	1,318

Income from continuing operations	14,765	10,956	30,326	23,016
Interest income, net	(58)	(149)	(135)	(463)
Depreciation and amortization	5,935	4,383	10,964	8,437
Provision for income taxes	9,993	8,075	20,987	16,397
Acquisition related costs (1)	2,253	—	2,729	—

Adjusted EBITDA	$32,888	$23,265	$64,871	$47,387

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$14,765	$10,344	$30,326	$21,698
Loss from discontinued operations, net of provision for income taxes	—	612	—	1,318

Income from continuing operations	14,765	10,956	30,326	23,016
Acquisition related costs (2)	1,343	—	1,622	—

Adjusted net income	$16,108	$10,956	$31,948	$23,016

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Earnings per diluted share	$0.44	$0.30	$0.90	$0.62
Loss from discontinued operations, net of provision for income taxes		0.02		0.04

Earnings per diluted share from continuing operations	0.44	0.31	0.90	0.66
Acquisition related costs (2)	0.04		0.05

Non-GAAP earnings per diluted share	$0.48	$0.31	$0.95	$0.66

(1)	Amounts represent costs incurred by the Company in connection with its acquisitions, substantially all of which relates to the pending acquisition of SHL.
(2)	Adjustment reflects the net amount of the estimated tax effects based on the effective tax rate for income from continuing operations for the applicable period.

With respect to the Company’s 2012 annual guidance, reconciliations of GAAP diluted earnings per share to Non-GAAP diluted earnings per share, net income to Adjusted net income, and net income to Adjusted EBITDA as projected for 2012 are not provided because the Company cannot, without unreasonable effort, determine the components of net income and GAAP diluted earnings per share to provide reconciliations for 2012 with certainty at this time.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, statements about anticipated future financial results, such as our 2012 annual guidance, and the expected timing of the closing of the SHL acquisition, are forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. There can be no assurance as to the timing of the closing of the transaction with SHL, or whether the transaction will close at all or on the terms described in our Current Report on Form 8-K filed on July 3, 2012. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to changing member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, and our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2011 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of July 30, 2012, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY

CEB is the world’s leading membership-based advisory company. By combining the successful best practices of thousands of member companies with our advanced human capital analytics and research methodologies, we equip senior leaders and their teams with insight and actionable solutions to transform operations. This distinctive approach, pioneered by CEB, enables executives to harness peer perspectives and tap into breakthrough innovation without costly consulting or reinvention. The CEB member network includes more than 16,000 executives and the majority of top companies globally. For more information visit www.executiveboard.com.

THE CORPORATE EXECUTIVE BOARD COMPANY

Financial Highlights and Other Operating Statistics

	Selected Percentage Changes	Three Months Ended June 30,		Selected Percentage Changes	Six Months Ended June 30,
		2012	2011		2012	2011
		(Unaudited)			(Unaudited)
Financial Highlights:
(In thousands, except per share data)

Revenues	15.5%	$135,718	$117,482	14.3%	$264,185	$231,105
Income from continuing operations	34.8%	$14,765	$10,956	31.8%	$30,326	$23,016
Net income	42.7%	$14,765	$10,344	39.8%	$30,326	$21,698
Adjusted net income	47.0%	$16,108	$10,956	38.8%	$31,948	$23,016
Earnings per diluted share from continuing operations	41.9%	$0.44	$0.31	36.4%	$0.90	$0.66
Non-GAAP earnings per diluted share	54.8%	$0.48	$0.31	43.9%	$0.95	$0.66
Other Operating Statistics:
Contract Value (in thousands)*				12.2%	$512,660	$456,814
Member institutions				9.9%	5,909	5,378
Contract Value per member institution				2.1%	$86,756	$84,942
Wallet retention rate**					100%	103%

*	We define “Contract Value,” at the end of the quarter, as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.
**	We define “Wallet retention rate,” at the end of the quarter, as the total current year Contract Value from prior year members as a percentage of the total prior year Contract Value.

THE CORPORATE EXECUTIVE BOARD COMPANY

Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenues	$135,718	$117,482	$264,185	$231,105
Cost and expenses:
Cost of services	47,372	43,132	90,979	82,919
Member relations and marketing	38,615	35,281	76,741	70,225
General and administrative	16,040	15,978	32,124	31,939
Acquisition related costs	2,253	—	2,729	—
Depreciation and amortization	5,935	4,383	10,964	8,437

Total costs and expenses	110,215	98,774	213,537	193,520

Operating profit	25,503	18,708	50,648	37,585
Other (expense) income, net (1)	(745)	323	665	1,828

Income from continuing operations before provision for income taxes	24,758	19,031	51,313	39,413
Provision for income taxes	9,993	8,075	20,987	16,397

Income from continuing operations	14,765	10,956	30,326	23,016
Loss from discontinued operations, net of provision for income taxes	—	(612)	—	(1,318)

Net income	$14,765	$10,344	$30,326	$21,698

Basic earnings (loss) per share	$0.44	$0.30	$0.91	$0.63
Continuing operations	0.44	0.32	0.91	0.67
Discontinued operations	$—	$(0.02)	$—	$(0.04)
Diluted earnings (loss) per share	$0.44	$0.30	$0.90	$0.62
Continuing operations	0.44	0.31	0.90	0.66
Discontinued operations	$—	$(0.02)	$—	$(0.04)
Weighted average shares outstanding
Basic	33,502	34,516	33,416	34,435
Diluted	33,718	34,851	33,713	34,805
Percentages of Revenues
Cost of services	34.9%	36.7%	34.4%	35.9%
Member relations and marketing	28.5%	30.0%	29.0%	30.4%
General and administrative	11.8%	13.6%	12.2%	13.8%
Depreciation and amortization	4.4%	3.7%	4.2%	3.7%
Operating profit	18.8%	15.9%	19.2%	16.3%
Adjusted EBITDA (2)	24.2%	19.8%	24.6%	20.5%

(1)

Other (expense) income, net for the three months ended June 30, 2012 includes a $0.4 million foreign currency loss and a $0.4 million decrease in the fair value of deferred compensation plan assets offset by interest income of $0.1 million. Other (expense) income, net for the three months ended June 30, 2011 includes $0.2 million of interest income, net and a $0.1 million foreign currency gain. Other (expense) income, net for the six months ended June 30, 2012 includes a $0.8 million increase in the fair value of deferred compensation plan assets and $0.1 million of interest income, net offset by a $0.2 million foreign currency loss. Other (expense) income, net for the six months ended June 30, 2011 includes a $0.7 million foreign currency gain, a $0.6 million increase in the fair value of deferred compensation plan assets, and $0.5 million of interest income, net.

(2)	See “NON-GAAP Financial Measures” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2012	Dec. 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$178,718	$133,429
Marketable securities	6,165	3,794
Membership fees receivable, net	111,514	154,255
Deferred income taxes, net	18,373	17,844
Deferred incentive compensation	20,170	17,330
Prepaid expenses and other current assets	15,990	21,624

Total current assets	350,930	348,276
Deferred income taxes, net	16,234	20,490
Marketable securities	2,940	6,722
Property and equipment, net	83,742	80,981
Goodwill	40,010	29,492
Intangible assets, net	19,451	13,581
Other non-current assets	36,630	34,150

Total assets	$549,937	$533,692

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$39,745	$46,067
Accrued incentive compensation	28,078	37,884
Deferred revenues	293,917	284,935

Total current liabilities	361,740	368,886
Deferred income taxes	1,306	1,436
Other liabilities	88,325	83,806

Total liabilities	451,371	454,128
Total stockholders’ equity	98,566	79,564

Total liabilities and stockholders’ equity	$549,937	$533,692

THE CORPORATE EXECUTIVE BOARD COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended
	June 30,
	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$30,326	$21,698
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	10,964	8,846
Deferred income taxes	2,032	3,176
Share-based compensation	4,236	4,159
Excess tax benefits from share-based compensation arrangements	(1,938)	(1,821)
Foreign currency translation loss (gain)	216	(746)
Amortization of marketable securities premiums	56	130
Changes in operating assets and liabilities:
Membership fees receivable, net	44,293	53,545
Deferred incentive compensation	(2,814)	(446)
Prepaid expenses and other current assets	6,051	(8,020)
Other non-current assets	(2,286)	(1,880)
Accounts payable and accrued liabilities	(9,568)	(17,219)
Accrued incentive compensation	(9,855)	(18,955)
Deferred revenues	8,980	8,934
Other liabilities	2,818	2,902

Net cash flows provided by operating activities	83,511	54,303
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,161)	(4,583)
Acquisition of businesses, net of cash acquired	(20,982)	—
Cost method investment	—	(150)
Maturities of marketable securities	1,200	5,780

Net cash flows (used in) provided by investing activities	(25,943)	1,047
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	807	1,587
Proceeds from the issuance of common stock under the employee stock purchase plan	293	232
Excess tax benefits from share-based compensation arrangements	1,938	1,821
Acquisition of a business, contingent consideration	—	(3,655)
Credit facility issuance costs	(200)	(542)
Withholding of shares to satisfy minimum employee tax withholding for restricted stock units	(3,334)	(2,721)
Payment of dividends	(11,696)	(10,314)

Net cash flows used in financing activities	(12,192)	(13,592)
Effect of exchange rates on cash	(87)	521

NET INCREASE IN CASH AND CASH EQUIVALENTS	45,289	42,279
Cash and cash equivalents, beginning of period	133,429	102,498

Cash and cash equivalents, end of period	$178,718	$144,777